DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
DREYFUS STRATEGIC MUNICIPALS, INC.

Notice of Annual Meeting of Stockholders

To the Stockholders:

     The Annual Meeting of Stockholders of each of Dreyfus Strategic Municipal Bond Fund, Inc. and Dreyfus Strategic Municipals, Inc. (each, a “Fund” and, together, the “Funds”) will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, on Friday, June 10, 2011 at 10:00 a.m., for the following purposes:

1. To elect Directors to serve for a three-year term and until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 31, 2011 will be entitled to receive notice of and to vote at the meeting.

DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.

DREYFUS STRATEGIC MUNICIPALS, INC.

COMBINED PROXY STATEMENT

Annual Meeting of Stockholders
to be held on Friday, June 10, 2011

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of each of Dreyfus Strategic Municipal Bond Fund, Inc. (“DSMB”) and Dreyfus Strategic Municipals, Inc. (“DSM”) (each, a “Fund” and, together, the “Funds”) to be used at the Annual Meeting of Stockholders of each Fund to be held on Friday, June 10, 2011 at 10:00 a.m., at the offices of The Dreyfus Corporation (“Dreyfus” or the “Investment Adviser”), 200 Park Avenue, 8th Floor, New York, New York 10166, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 31, 2011 are entitled to be present and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders can vote only on matters affecting the Fund(s) in which they hold shares. If a proposal is approved by stockholders of one Fund and not approved by stockholders of the other Fund, the proposal will be implemented only for the Fund that approved the proposal. Therefore, it is essential that stockholders who own shares in both Funds complete, date, sign and return each proxy card they receive. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by a proxy given later. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby cancelling any proxy previously given.

     A quorum is constituted by the presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund entitled to vote at the meeting. If a quorum is not present at the meeting, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting. If a proposal is to be voted upon by only one class of a Fund’s shares, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered. Each Fund has two classes of capital stock: Common Stock, par value $0.001 per share (the “Common Stock”), and Auction Preferred Stock, par value $0.001 per share, liquidation preference $25,000 per share (the “APS”). The APS is further divided into Series A, Series B and Series C for DSMB and Series M, Series T, Series W, Series TH and Series F for DSM. Currently, no proposal is expected to be presented at the meeting that would require separate voting for each Series of APS. As of March 31, 2011, the Funds had outstanding the following number of shares:

	Common Stock	APS
Name of Fund	Outstanding	Outstanding
DSMB	48,622,028	5,580
DSM	61,195,198	8,550

     It is estimated that proxy materials will be mailed to stockholders of record on or about March 31, 2011. The principal executive office of each Fund is located at 200 Park Avenue, New York, New York 10166. Copies of each Fund’s most recent Annual Report to Stockholders are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll-free 1-800-334-6899.

     Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2011: This proxy statement and copies of each Fund’s most recent Annual and Semi-Annual Reports to Stockholders are available at www.dreyfus.com/closedendfund.htm.

PROPOSAL 1: ELECTION OF DIRECTORS

     Each Fund’s Board of Directors is divided into three classes with the term of office of one class expiring each year. It is proposed that stockholders of each Fund consider the election of the individuals listed below (the “Nominees”) as Directors of the indicated class of such Fund, to serve for three-year terms and until their respective successors are duly elected and qualified. With respect to DSMB, Messrs. David W. Burke, Hans C. Mautner, Burton N. Wallack and John E. Zuccotti are nominated to be elected as Class III Directors to serve for a three-year term. With respect to DSM, Messrs. Gordon J. Davis and Ehud Houminer and Ms. Robin A. Melvin are nominated to be elected as Class II Directors to serve for a three-year term. Messrs. Davis and Houminer and Ms. Melvin also are continuing Class II Directors of DSMB and Messrs. Burke, Mautner, Wallack and Zuccotti also are continuing Class III Directors of DSM. Each Nominee also currently serves as a Director of the Fund for which his or her election is proposed. Each Nominee was nominated by the respective Fund’s nominating committee and has consented to being named in this proxy statement and has agreed to continue to serve as a Director of the indicated Fund if elected. Biographical information about each Nominee is set forth below. Biographical information about each Fund’s Directors not standing for election at the meeting (the “Continuing Directors”), information on each Nominee’s and Continuing Director’s ownership of Fund shares and other relevant information is set forth on Exhibit A. Unless otherwise indicated, information set forth herein applies to both Funds. None of the Nominees or Continuing Directors are “interested persons” of either Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     Under the terms of each Fund’s Charter, holders of the APS voting as a single class are entitled, to the exclusion of holders of the Common Stock, to elect two Directors. Mr. Zuccotti was elected in 2009 as a Class III Director for APS holders of DSM to serve for a three year term. He currently is a nominee for election by holders of DSMB’s APS as a Class III Director. The other Director designated for holders of APS, Ms. Robin Melvin, was elected as a Class II Director for APS holders of DSMB in 2010 to serve for a three year term. Ms. Melvin currently is a nominee for election by holders of DSM’s APS as a Class II Director.

     Voting with regard to the election of Directors will be as follows: for DSMB, holders of Common Stock and APS will vote together as a single class with respect to the election of Class III Directors Messrs. Burke, Wallack and Mautner; for DSM, holders of Common Stock and APS will vote together as a single class with respect to the election of Class II Directors Messrs. Davis and Houminer; APS holders of the respective Fund will vote separately, to the exclusion of holders of the Common Stock, with respect to the election of Ms. Melvin as a Class II Director who is nominated as a designee of the APS of DSM and Mr. Zuccotti as a Class III Director who is nominated as a designee of the APS of DSMB.

     The persons named as proxies on the accompanying proxy card(s) intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for elections to office. It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees. The address of each Nominee is 200 Park Avenue, New York, New York 10166.

     Board’s Oversight Role in Management. Each Board’s role in management of the respective Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to each Fund, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, each Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Investment Adviser’s Chief Investment Officer (or a senior representative of his office), the Fund’s and the Investment Adviser’s Chief Compliance Officer and portfolio management personnel. Each Board’s audit committee (which consists of all Directors) meets during its scheduled meetings, and between meetings the audit committee chair maintains contact with the Fund’s independent registered public accounting firm and the Fund’s Chief Financial Officer. Each Board also receives periodic presentations from senior personnel of the Investment Advisor or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as business continuity, personal trading, valuation, credit and investment research. Each Board also receives reports from counsel to the Investment Adviser and each Board’s own independent legal counsel regarding regulatory compliance and governance matters. Each Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Investment Adviser and other service providers to each Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to each Fund.

     Board Composition and Leadership Structure. The 1940 Act requires that at least 40% of each Fund’s Directors not be “interested persons” (as defined in the 1940 Act) of the Fund and as such are not affiliated with the Investment Adviser (“Independent Directors”). To rely on certain exemptive rules under the 1940 Act, a majority of each Fund’s Directors must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, all of each Fund’s Directors, including the Chairman of the Board, are Independent Directors, although the Board could in the future determine to add Directors who are not Independent Directors. Each Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Investment Adviser, is appropriate in light of the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships.

     Information About Each Nominee’s Experience, Qualifications, Attributes or Skills. Nominees for Director of each Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below. Specific information about the Continuing Directors of each Fund, information on each Continuing Director’s ownership of each Fund shares, and other relevant information is set forth on Exhibit A.

DSMB — Nominees for Class III Director with Term Expiring in 2014

Name (Age) of Nominee	Principal Occupation	Other Public Company Board
Position with Fund (Since)	During Past 5 Years	Memberships During Past 5 Years
DAVID W. BURKE (74)	Corporate Director and Trustee	N/A
Class III Director (1994)

HANS C. MAUTNER (73)	President – International Division	N/A
Class III Director (2006)	and an Advisory Director of
Simon Property Group, a real
estate investment company
Chairman and Chief Executive
Officer of Simon Global Limited

BURTON N. WALLACK (60)	President and Co-owner of Wallack	N/A
Class III Director (1991)	Management Company, a real
estate management company

JOHN E. ZUCCOTTI (73)	Chairman of Brookfield Financial	Wellpoint, Inc., a health
APS Designee	Properties, Inc.	benefits company,
Class III Director (1989)	Senior Counsel of Weil, Gotshal &	Director (2005-present)
Manges, LLP
Emeritus Chairman of the Real
Estate Board of New York

DSM — Nominees for Class II Director with Term Expiring in 2014

Name (Age) of Nominee	Principal Occupation	Other Public Company Board
Position with Fund (Since)	During Past 5 Years	Memberships During Past 5 Years
GORDON J. DAVIS (69)	Partner in the law firm of Dewey &	Consolidated Edison, Inc., a
Class II Director (2006)	LeBoeuf, LLP	utility company, Director (1997 -
present)
The Phoenix Companies, Inc., a life
insurance company, Director (2000 -
present)

EHUD HOUMINER (70)	Executive-in-Residence at the	Avnet, Inc., an electronics distributor,
Class II Director (1994)	Columbia Business School,	Director (1993 - present)
Columbia University

ROBIN A. MELVIN (47)	Director, Boisi Family Foundation, a	N/A
APS Designee	private family foundation that sup-
Class II Director (1995)	ports youth-serving organizations
that promote the self sufficiency of
youth from disadvantaged circum-
stances (1995 - present)

     Each Nominee has been a Board member of each Fund and/or other Dreyfus mutual funds for over ten years. Additional information about each Nominee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Nominee possesses which the respective Board believes has prepared them to be effective Directors (this information for Continuing Directors is set forth on Exhibit A). Each Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness. However, each Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with the Fund’s management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for each Board’s nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Director nominees. To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with the Investment Adviser, and also may benefit from information provided by the Investment Adviser’s counsel; counsel to each Fund and to each Board have significant experience advising funds and fund board members. Each Board and its committees have the ability to engage other experts as appropriate. Each Board evaluates its performance on an annual basis.

DSMB – Nominees for Class III Director

     David W. Burke – Mr. Burke was previously a member of the Labor-Management Committee for the U.S. Department Commerce, Executive Secretary to the President’s Advisory Committee on Labor-Management Policy, Secretary to the Governor of the State of New York and Chief of Staff for Senator Edward M. Kennedy. In addition, Mr. Burke previously served as the President of CBS News and as the Chairman of the federal government’s Broadcasting Board of Governors, which oversees the Voice of America, Radio Free Europe, Radio Free Asia and other U.S. government-sponsored international broadcasts. Mr. Burke also was a Vice President and Chief Operating Officer of Dreyfus (prior to its acquisition by a predecessor of The Bank of New York Mellon Corporation (“BNY Mellon”) in August 1994 and related management changes).

     Hans C. Mautner – Mr. Mautner is President of the International Division of Simon Property Group, Inc. and Chairman of Simon Global Limited. Mr. Mautner previously served as Vice Chairman of the Board of Directors of Simon Property Group, Inc., Chairman of the Board of Directors and Chief Executive Officer of Corporate Property Investors and as a General Partner of Lazard Freres. In addition, Mr. Mautner is currently Chairman of Simon Ivanhoe BV/SARL and Chairman of Gallerie Commerciali Italia S.p.A.

     Burton N. Wallack – Mr. Wallack is President and co-owner of Wallack Management Company, a real estate management company that provides financial reporting and management services.

     John E. Zuccotti – Mr. Zuccotti is senior counsel to the law firm of Weil, Gotshal & Manges LLP, focusing his legal practice on real estate, land use and development. Prior to that, Mr. Zuccotti served as First Deputy Major of the City of New York and as Chairman of the New York City Planning Commission. In addition, Mr. Zuccotti has served as a member of the boards of Empire BlueCross BlueShield, Applied Graphics Technologies, Inc. and Olympia & York Companies (U.S.A.), and as Chairman of the board of directors of Brookfield Financial Properties, Inc. since 1996.

DSM – Nominees for Class II Director

     Gordon J. Davis – Mr. Davis is a partner in the law firm of Dewey & LeBoeuf LLP, where his practice involves complex real estate, land use development and related environmental matters. Prior to joining the firm, Mr. Davis served as a Commissioner and member of the New York City Planning Commission, and as Commissioner of Parks and Recreation for the City of New York. Mr. Davis was a co-founder of the Central Park Conservancy and the founding Chairman of Jazz at the Lincoln Center for the Performing Arts in New York City. He has also served as President of Lincoln Center. Mr. Davis also served on the board of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes).

     Ehud Houminer – Mr. Houminer currently serves on Columbia Business School’s Board of Overseers. Prior to his association with Columbia Business School beginning in 1991, Mr. Houminer held various senior financial, strategic and management positions at Philip Morris Companies Inc., including serving as Senior Corporate Vice President for Corporate Planning, and as President and Chief Executive Officer of Philip Morris USA, Inc. (now part of Altria Group, Inc.). Mr. Houminer is Chairman of the Business School Board and a Trustee of Ben Gurion University.

     Robin A. Melvin – Ms. Melvin is currently a Director of the Boisi Family Foundation, a private family foundation that supports organizations serving the needs of youth from disadvantaged circumstances. In that role she also manages the Boisi Family Office, providing the primary interface with all investment managers, legal advisors and other service providers to the family. She has also served in various roles with MENTOR, a national non-profit youth mentoring advocacy organization, including Executive Director of the New York City affiliate, Vice President of the national affiliate network, Vice President of Development, and, immediately prior to her departure, Senior Vice President in charge of strategy. Prior to that, Ms. Melvin served as an investment banker with Goldman Sachs Group, Inc.

     Evaluation of Potential Nominees/Diversity. In addition to the general experience, qualifications, attributes or skills described above, each Fund’s nominating committee (see “Fund Board Committees” below) may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to each Board’s membership and collective attributes. Such considerations will vary based on each Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. Each Fund’s Nominating Committee Charter (the “Nominating Committee Charter”), attached as Exhibit B to this proxy statement, contains certain other factors considered by the Committee in identifying and evaluating potential Director nominees (including any nominees recommended by shareholders as provided in the Nominating Committee Charter).

     Fund Board Committees. Each Fund has standing audit, nominating and compensation committees, each comprised of its Directors who are not “interested persons,” as defined in the 1940 Act, of the Fund. The function of the audit committee is (1) to oversee the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements and (2) to assist in the Board’s oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund’s independent registered public accounting firm. A copy of each Fund’s Audit Committee Charter, which describes the audit committee’s purposes, duties and powers, is available at www.dreyfus.com in the “Individual Investors” section.

     Each Fund’s nominating committee is responsible for selecting and nominating persons as members of the Board for election or appointment by the Board and for election by stockholders. Each nominating committee member is “independent” as defined by the New York Stock Exchange rules. A copy of each Fund’s Nominating Committee Charter and Procedures is not available on the Fund’s or Dreyfus’ website, but is attached as Exhibit B. In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Nominating Committee Charter, including character and integrity, business and professional experience, and whether the committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders. The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor, New York, New York 10166, and including information regarding the recommended nominee as specified in the Nominating Committee Charter.

     The function of the compensation committee is to establish the appropriate compensation for serving on the Board. Each Fund also has a standing pricing committee comprised of any one Director. The function of the pricing committee is to assist in valuing the Fund’s investments.

     DSM’s and DSMB’s audit committee met 7 times during each Fund’s fiscal year ended September 30, 2010 and November 30, 2010, respectively. Each Fund’s nominating committee met twice and each Fund’s pricing committee did not meet during the Fund’s last fiscal year. DSM’s compensation committee and DSMB’s compensation committee met once during the respective Fund’s last fiscal year.

     Compensation. Each Director also serves as a director of other funds in the Dreyfus fund complex. Annual retainer fees and meeting attendance fees are allocated among each Fund and those other funds on the basis of net assets, with the Chairman of each Board, Joseph S. DiMartino, receiving an additional 25% of such compensation. Each Fund reimburses Directors for their expenses. Emeritus Directors are entitled to receive an annual retainer of one-half the amount paid as a retainer at the time the Director became Emeritus and per meeting attended fee of one-half the amount paid to Directors. Neither Fund has a bonus, pension, profit-sharing or retirement plan.

     The aggregate amount of compensation paid to each Nominee by the DSMB for its fiscal year ended November 30, 2010 by DSM for its fiscal year ended September 30, 2010, and the aggregate amount of compensation paid to each such Nominee by all funds in the Dreyfus Family of Funds for which the Nominee was a Board member (the number of portfolios of such funds is set forth in parenthesis next to the Nominee’s total compensation) for the year ended December 31, 2010, was as follows:

	Aggregate	Total Compensation from
	Compensation from	the Fund and Fund Complex
Name of Nominee	Fund*	Paid to Nominee (**)
David W. Burke		$491,500 (92)
DSMB	$6,147
DSM	$7,191
Hans C. Mautner		$97,500 (30)
DSMB	$4,574
DSM	$6,211
Burton N. Wallack		$106,500 (30)
DSMB	$4,931
DSM	$7,191

	Aggregate	Total Compensation from
	Compensation from	the Fund and Fund Complex
Name of Nominee	Fund*	Paid to Nominee (**)
John E. Zuccotti		$105,000 (30)
DSMB	$4,532
DSM	$6,306
Gordon J. Davis		$179,500 (45)
DSMB	$4,931
DSM	$7,191
Ehud Houminer		$242,000 (63)
DSMB	$4,887
DSM	$6,770
Robin A. Melvin		$143,750 (30)
DSMB	$4,931
DSM	$6,770

*	Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Directors for attending Board meetings, which in the aggregate amounted to 2,575 for DSMB and 2,570 for DSM, in each case for all Directors as a group.
**	Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Funds, for which the Nominee served as a Board member.

     For each Fund’s most recent fiscal year, the number of Board meetings held and the aggregate amount of compensation paid by each Fund to each Continuing Director and by all funds in the Dreyfus Family of Funds for which such person is a Board member are set forth on Exhibit A. Certain other information concerning each Fund’s Directors and officers also is set forth on Exhibit A.

Required Vote

     The election of a Nominee for each Fund requires the affirmative vote of a plurality of votes cast at the Fund’s meeting for the election of Directors.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

     The 1940 Act requires that each Fund’s independent registered public accounting firm (the “independent auditors” or “auditors”) be selected by a majority of the Independent Directors. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors. At a meeting held on November 8, 2010 for DSMB and July 19, 2010 for DSM, each Fund’s audit committee approved and each Fund’s Board, including a majority of the Independent Directors, ratified and approved the selection of Ernst & Young LLP (“E&Y”) as the independent auditors for the respective Fund’s fiscal year ending in 2011. E&Y, a major international accounting firm, has acted as auditors of each Fund since the Fund’s organization. After reviewing the Fund’s audited financial statements for the fiscal year ended September 30, 2010 for DSM, and November 30, 2010 for DSMB, each Fund’s audit committee recommended to the Fund’s Board that such statements be included in the Fund’s annual report to stockholders. Copies of the audit committee’s reports for DSM and DSMB are attached as Exhibits C and D, respectively, to this proxy statement.

Independent Registered Public Accounting Firm Fees and Services

     The following chart reflects fees paid to E&Y in each Fund’s last two fiscal years. For Service Affiliates (i.e., Dreyfus and any entity controlling, controlled by or under common control with Dreyfus that provides ongoing services to the rel-

evant Fund), such fees represent only those fees that required pre-approval by the audit committee, except the Aggregate Non-Audit fees amounts, which includes the all non-audit fees paid to E&Y by the Fund and Service Affiliates. All services provided by E&Y were pre-approved as required.

1 Fiscal years ended September 30, 2009/September 30, 2010.

2 Fiscal years ended November 30, 2009/November 30, 2010.

3 Services to the Fund consisted of (i) agreed-upon procedures related to compliance with basic maintenance requirements for APS; and (ii) security counts required by Rule 17f-2 under the 1940 Act.

4 Services to the Fund consisted of (i) review or preparation of U.S. federal, state, local and excise tax returns; (ii) U.S. federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and (iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held.

5 Aggregate fees from the Fund and Service Affiliates are shown under the Service Affiliates column.

     Audit Committee Pre-Approval Policies and Procedures. Each Fund’s audit committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of E&Y’s engagement for non-audit services to the Fund and Service Affiliates without specific case-by-case consideration. The pre-approved services in the Policy can include pre-approved audit services, pre-approved audit-related services, pre-approved tax services and pre-approved all other services. Pre-approval considerations include whether the proposed services are compatible with maintaining E&Y’s independence. Pre-approvals pursuant to the Policy are considered annually.

     Auditor Independence. Each Fund’s audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates which did not require pre-approval are compatible with maintaining E&Y’s independence.

     A representative of E&Y is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Service Providers

Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as each Fund’s investment adviser.

     The Bank of New York Mellon, an affiliate of Dreyfus, located at One Wall Street, New York, New York 10286, acts as Custodian for the assets of each Fund. The Bank of New York Mellon, c/o BNY Mellon Shareowner Services, an affiliate of Dreyfus, located at 480 Washington Blvd, Jersey City, NJ 07310, acts as DSM’s Transfer Agent, Dividend-Paying Agent and Registrar; and The Bank of New York Mellon, c/o BNY Mellon Investment Servicing (US) Inc., an affiliate of Dreyfus, at P.O. Box 43027 Providence, RI 02940-3027, acts as DSMB’s Transfer Agent, Dividend-Paying Agent and Registrar.

Voting Information

     To vote, please complete, date and sign the enclosed proxy card for each Fund you own and mail it in the enclosed, postage-paid envelope.

Each Fund will bear its pro rata share of the cost of soliciting proxies based on the net assets of the Fund. In addition to the use of the mails, proxies may be solicited personally or by telephone, and each Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Authorizations to execute proxies may be obtained by fax, or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Fund’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the Proposals.

     If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of a Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, “abstentions”), the Fund’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue.

OTHER MATTERS

     Neither Fund’s Board is aware of any other matter which may come before the meeting. However, should any such matter with respect to one or both Funds properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

     Proposals that stockholders wish to include in a Fund’s proxy statement for the Fund’s next Annual Meeting of Stockholders must be sent to and received by such Fund no later than December 1, 2011 at the principal executive office of the Fund at 200 Park Avenue, New York, New York 10166, Attention: Secretary of the Fund. The date after which notice of a stockholder proposal is considered untimely, except as otherwise permitted under applicable law, is February 15, 2012.

     Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, 200 Park Avenue, New York, New York 10166, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board.

NOTICE TO BANKS, BROKER/DEALERS AND

VOTING TRUSTEES AND THEIR NOMINEES

     Please advise, as appropriate, Dreyfus Strategic Municipals, Inc. in care of BNY Mellon Shareowner Services, Proxy Department, 480 Washington Blvd., 27th floor, Jersey City, NJ 07310, and Dreyfus Strategic Municipal Bond Fund, Inc., in care of BNY Mellon Investment Servicing (US) Inc., Proxy Department, P.O. Box 35803, Pittsburgh, PA 15252, whether other persons are the beneficial owners of the shares for which proxies are being solicited, and if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated: April 8, 2011

EXHIBIT A

PART I

Part I sets forth information regarding the Continuing Directors, Board and committee meetings and share ownership.

     Information About Each Continuing Director’s Experience, Qualifications, Attributes or Skills. Continuing Directors of each Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below:

Continuing Class I Directors with Terms Expiring in 2012 for DSMB and 2013 for DSM

Name (Age) of Continuing Director	Principal Occupation	Other Public Company Board
Position with Each Fund (Since)	During Past 5 Years	Memberships During Past 5 Years
JOSEPH S. DiMARTINO (67)	Corporate Director and Trustee	Century Business Services, Inc., a
Chairman of the Board and		provider of outsourcing functions
Class I Director of DSM (1995)		for small and medium size compa-
Chairman of the Board and		nies, Director (1997-present)
Class I Director of DSMB (1995)		The Newark Group, a provider of a
national market of paper recovery
facilities, paperboard mills and
paperboard converting plants,
Director
Sunair Services Corporation, a provider
of certain outdoor-related services to
homes and business, Director

WILLIAM HODDING CARTER III (75)	Professor of Leadership & Public	N/A
Class I Director of DSM (1989)	Policy, University of North
Class I Director of DSMB (1989)	Carolina, Chapel Hill (January 1,
2006 - present)

JONI EVANS (68)	Principal, Joni Evans Ltd.	N/A
Class I Director of DSM (2007)	Senior Vice President of the
Class I Director of DSMB (2007)	William Morris Agency (2006)

Name (Age) of Continuing Director	Principal Occupation	Other Public Company Board
Position with Each Fund (Since)	During Past 5 Years	Memberships During Past 5 Years
RICHARD C. LEONE (70)	President of The Century	N/A
APS Designee	Foundation (formerly, The
Class I Director DSM (1989)	Twentieth Century Fund, Inc.), a
Class I Director of DSMB (1989)	tax exempt research foundation
engaged in the study of economic,
foreign policy and domestic issues

     Each Continuing Director has been a Director of each Fund or other Dreyfus mutual funds for at least 10 years. Additional information about each Continuing Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Continuing Director possesses which the Board believes has prepared them to be effective Directors.

     Joseph S. DiMartino – Mr. DiMartino has been the Chairman of the Board of the funds in the Dreyfus Family of Funds for over 15 years. From 1971 through 1994, Mr. DiMartino served in various roles as an employee of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a Director. He ceased being an employee or Director of Dreyfus by the end of 1994. From July 1995 to November 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies. In addition, from 1986 to 2010, Mr. DiMartino served as a Director of The Muscular Dystrophy Association.

     William Hodding Carter III – Mr. Carter served as spokesman of the Department of State and as Assistant Secretary of State for Public Affairs in the Carter administration. Mr. Carter held the Knight Chair in Journalism at the University of Maryland College of Journalism from 1995 to 1998, and is now the University Professor of Leadership and Public Policy at the University of North Carolina at Chapel Hill. Mr. Carter’s work as a journalist includes serving as Chief Correspondent on “Frontline,” public television’s flagship public affairs series.

     Joni Evans – Ms. Evans has more than 35 years experience in the publishing industry, serving as Publisher of Random House, Inc., President and Publisher of Simon & Schuster, Inc. and, most recently, Senior Vice President of the William Morris Agency, Inc.’s literary department until 2006. Ms. Evans is a member of the Young Presidents’ Organization and the Women’s Forum, and is a founding member of The Committee of 200 and Women’s Media Group.

     Richard C. Leone – Mr. Leone currently serves as President of the Century Foundation (formerly named the Twentieth Century Fund), a non-profit public policy research foundation. Prior to that, Mr. Leone served as Chairman of the Port Authority of New York and New Jersey and as State Treasurer of New Jersey. Mr. Leone also has served as President of the New York Mercantile Exchange and was a Managing Director at Dillon Read and Co., an investment banking firm. He is a member of the Council on Foreign Relations and the National Academy of Social Insurance.

     The table below indicates the dollar range of each Continuing Director’s and Nominee’s ownership of shares of each Fund’s Common Stock and shares of other funds in the Dreyfus Family of Funds for which he or she is a Board member, in each case as of December 31, 2010.

Aggregate Holding of
Funds in the
	DSM	DSMB	Dreyfus Family of Funds
Name of Continuing	Common	Common	for which Responsible as
Director or Nominee	Stock	Stock	a Board Member
David W. Burke*	None	None	None
Hodding Carter III	None	None	$10,001 - $50,000
Gordon J. Davis*	None	None	Over $100,000
Joseph S. DiMartino	None	None	Over $100,000
Joni Evans	None	None	None
Ehud Houminer*	None	None	Over $100,000
Richard C. Leone	None	None	Over $100,000
Hans C. Mautner*	None	None	Over $100,000
Robin A. Melvin*	None	None	Over $100,000
Burton N. Wallack*	None	None	None
John E. Zuccotti*	None	None	Over $100,000

* Nominee.

     As of December 31, 2010, none of the Nominees or Continuing Directors or their immediate family members owned securities of Dreyfus or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Dreyfus.

PERTAINING TO THE BOARD OF EACH FUND

  DSM held 7 Board meetings, 7 Audit Committee meetings, 2 nominating committee meetings and 1 compensa- tion committee meeting; and DSMB held 8 Board meetings, 7 Audit Committee meetings, 2 nominating com- mittee meetings and 1 compensation committee meeting during the respective Fund’s last fiscal year.

  The Funds do not have a formal policy regarding Directors’ attendance at annual meetings of stockholders. Directors did not attend last year’s annual meeting.

  All Continuing Directors and Nominees attended at least 75% of all Board and committee meetings, as applica- ble, held in the last fiscal year.

     Compensation Table. The aggregate amount of compensation paid to each Continuing Director by DSMB for its fiscal year ended November 30, 2010, and by DSM for its fiscal year ended September 30, 2010, and by all funds in the Dreyfus Family of Funds for which such Director was a Board member (the number of portfolios of such funds is set forth in parenthesis next to each Director’s total compensation) for the year ended December 31, 20, was as follows:

*	Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Directors for attending Board meetings, which in the aggregate amounted to $2,575 for DSMB and
$2,570 for DSM, in each case for all Directors as a group.
** Represents the number of separate portfolios comprising the investment companies in the fund complex, including the
Funds, for which the Director serves as a Board member.

PART II
Part II sets forth information regarding the officers of the Funds.
Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
BRADLEY J. SKAPYAK
President (2010)	51	Chief Operating Officer and a director of
		Dreyfus since June 2009. Previously, Mr.
		Skapyak was the head of the Investment
		Accounting and Support Department of
		Dreyfus. He is an officer of 76 investment
		companies (comprised of 170 portfolios)
		managed by Dreyfus.
PHILLIP N. MAISANO
Executive Vice President (2007)	63	Chief Investment Officer, Vice Chair and a
		director of Dreyfus, and an officer of 76 invest-
		ment companies (comprised of 170 portfolios)
		managed by Dreyfus. Mr. Maisano also is an
		officer and/or board member of certain other
		investment management subsidiaries of BNY
		Mellon, each of which is an affiliate of Dreyfus.
		He has been an employee of Dreyfus since
		November 2006. Prior to joining Dreyfus, Mr.
		Maisano served as Chairman and Chief
		Executive Officer of EACM Advisors, an affili-
		ate of Dreyfus.
JAMES WINDELS
Treasurer (2001)	52	Director - Mutual Fund Accounting of
		Dreyfus, and an officer of 77 investment com-
		panies (comprised of 195 portfolios) managed
		by Dreyfus.
JAMES S. WELCH
Executive Vice President (2001)	44	Senior Portfolio Manager - Dreyfus Municipal
		Securities, and an officer of one other invest-
		ment company (comprised of one portfolio)
		managed by Dreyfus.
MICHAEL A. ROSENBERG
Vice President and Secretary (2005)	50	Assistant General Counsel of BNY Mellon,
		and an officer of 77 investment companies
		(comprised of 195 portfolios) managed by
		Dreyfus.
KIESHA ASTWOOD
Vice President and Assistant Secretary (2010)	37	Counsel of BNY Mellon, and an officer of 77
		investment companies (comprised of 195
		portfolios) managed by Dreyfus.

Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
JAMES BITETTO
Vice President and Assistant Secretary (2005)	44	Senior Counsel of BNY Mellon and Secretary
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 195 portfolios)
		managed by Dreyfus.
JONI LACKS CHARATAN
Vice President and Assistant Secretary (2005)	54	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		195 portfolios) managed by Dreyfus.
JOSEPH M. CHIOFFI
Vice President and Assistant Secretary (2005)	48	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		195 portfolios) managed by Dreyfus.
KATHLEEN DENICHOLAS
Vice President and Assistant Secretary (2010)	35	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		195 portfolios) managed by Dreyfus.
JANETTE E. FARRAGHER
Vice President and Assistant Secretary (2005)	47	Assistant General Counsel of BNY Mellon,
		and an officer of 77 investment companies
		(comprised of 195 portfolios) managed by
		Dreyfus.
JOHN B. HAMMALIAN
Vice President and Assistant Secretary (2005)	47	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (com-
		prised of 195 portfolios) managed by Dreyfus.
M. CRISTINA MEISER
Vice President and Assistant Secretary (2010)	40	Senior Counsel of BNY Mellon, and an offi-
		cer of 77 investment companies (comprised of
		195 portfolios) managed by Dreyfus.
ROBERT R. MULLERY
Vice President and Assistant Secretary (2005)	59	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (comprised
		of 195 portfolios) managed by Dreyfus.
JEFF PRUSNOFSKY
Vice President and Assistant Secretary (2005)	45	Managing Counsel of BNY Mellon, and an
		officer of 77 investment companies (com-
		prised of 195 portfolios) managed by Dreyfus.
RICHARD CASSARO
Assistant Treasurer (2008)	51	Senior Accounting Manager — Money Market
		and Municipal Bond Funds of Dreyfus, and an
		officer of 77 investment companies (comprised
		of 195 portfolios) managed by Dreyfus.

Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
GAVIN C. REILLY
Assistant Treasurer (2005)	42	Tax Manager of the Investment Accounting and
		Support Department of Dreyfus, and an officer
		of 77 investment companies (comprised of 195
		portfolios) managed by Dreyfus.
ROBERT S. ROBOL
Assistant Treasurer (2005)	46	Senior Accounting Manager — Fixed Income
		Funds of Dreyfus, and an officer of 77 invest-
		ment companies (comprised of 195 portfolios)
		managed by Dreyfus.
ROBERT SALVIOLO
Assistant Treasurer (2007)	43	Senior Accounting Manager — Equity Funds
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 195 portfolios) man-
		aged by Dreyfus.
ROBERT SVAGNA
Assistant Treasurer (2005)	43	Senior Accounting Manager — Equity Funds
		of Dreyfus, and an officer of 77 investment
		companies (comprised of 195 portfolios) man-
		aged by Dreyfus.
JOSEPH W. CONNOLLY
Chief Compliance Officer (2004)	53	Chief Compliance Officer of Dreyfus and The
		Dreyfus Family of Funds (77 investment com-
		panies, comprised of 195 portfolios).

The address of each officer of the Funds is 200 Park Avenue, New York, New York 10166.

PART III

     Part III sets forth information for each Fund regarding the beneficial ownership of its shares as of March 31, 2011 by Nominees, Continuing Directors and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of a class of the Fund’s outstanding shares.

     As of March 31, 2011, each Fund’s Directors and officers, as a group, owned less than 1% of the Fund’s outstanding shares of Common Stock or APS.

     As of March 31, 2011, the following Directors and officers owned shares of Common Stock and/or APS shares of the Funds as indicated below:

	DSM	DSMB
	Shares of Common	Shares of Common
Directors	Stock Owned	Stock Owned
None

Officers
None

     To each Fund’s knowledge, based on Schedule 13G filings for December 31, 2010, the following information with respect to beneficial ownership of more than 5% of the outstanding shares of Common Stock and/or outstanding shares of APS has been reported.

		DSMB
		Name of	Name and Address of
	Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class

APS		Bank of America *	450 shares	7.5%
		Corporation
		Bank of America Corporate
		Center
		100 North Tryon Street
		Charlotte, NC 28255

APS		Bank of America, NA*	190 shares	3.2%
		101 South Tryon Street
		Charlotte, NC 28255

APS		Blue Ridge Investments, LLC	260 shares	4.3%
		214 North Tryon Street
		Charlotte, NC 28255

APS		UBS AG	2,277 shares	38.08%
		Bahnhofstrasse 45
		P.O. Box CH-8021
		Zurich, Switzerland

DSMB (continued)
	Name of	Name and Address of
Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class
Common Stock	First Trust Portfolios LP**	4,097,304 shares**	8.5%**
First Trust Advisors LP**
The Charger Corporation**
120 East Liberty Drive
Suite 400
Wheaton, IL 60187

As of March 31, 2011, Cede & Co. held of record 93.64% of the outstanding shares of DSMB’s Common Stock and 100% of the outstanding shares of DSMB’s APS.

	DSM
	Name of	Name and Address of
Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class

APS	Bank of America*	906 shares	9.9%
	Corporation
	Bank of America Corporate
	Center
	100 North Tryon Street
	Charlotte, NC 28255

APS	Bank of America, NA*	373 shares	4.1%
	101 South Tryon Street
	Charlotte, NC 28255

APS	Blue Ridge Investments, LLC	533 shares	5.8%
	214 North Tryon Street
	Charlotte, NC 28255

APS	UBS AG	3,613 shares	39.49%
	Bahnhofstrasse 45
	P.O. Box CH-8021
	Zurich, Switzerland

Common Stock	First Trust Portfolios LP**	5,895,812 shares**	9.7%**
	First Trust Advisors LP**
	The Charger Corporation**
	120 East Liberty Drive
	Suite 400
	Wheaton, IL 60187

As of March 31, 2011, Cede & Co. held of record 90.48% of the outstanding shares of DSM’s Common Stock and 100% of the outstanding shares of DSM’s APS.

* These entities filed a combined Schedule 13G for the share amount and percentage shown for each.

**These entities filed a combined Schedule 13G for the share amount and percentage shown.

Section 16(a) Beneficial Ownership Reporting Compliances

     To each Fund’s knowledge, all of its officers, Directors and holders of more than 10% of its Common Stock or APS complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2010 for DSM and November 30, 2010 for DSMB. In making this disclosure, each Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the Securities and Exchange Commission.

EXHIBIT B

NOMINATING COMMITTEE CHARTER AND PROCEDURES
THE DREYFUS FAMILY OF FUNDS
(each, the “Fund”)

Organization

     The Nominating Committee (the “Committee”) of each fund in the Dreyfus Family of Funds (each, the “Fund”) shall be composed solely of Directors/Trustees (“Directors”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Directors”). The Board of Directors of the Fund (the “Board”) shall select the members of the Committee and shall designate the Chairperson of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

     The Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. In evaluating potential Director nominees (including any nominees recommended by shareholders as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant: tion of the Board, the Committee shall consider, among other factors it may deem relevant:

  the character and integrity of the person;

  whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;

  whether or not the person has any relationships that might impair his or her service on the Board;

  whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regard- ing the number and percentage of Independent Directors on the Board;

  whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organiza- tions or their related fund complexes;

  whether or not the person is willing to serve and is willing and able to commit the time necessary for the perfor- mance of the duties and responsibilities of a Director of the Fund; and

  the educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

     In addition, the Committee may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

     While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund shareholders. The Committee will consider recommendations for nominees from shareholders sent to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor East, New York, New York 10166. A nomination submission must include all information relating to the recommended

B-1

nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Directors

     After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Review of Charter and Procedures

The Committee shall review the charter and procedures from time to time, as it considers appropriate.

Adopted: July 14, 2010

B-2

EXHIBIT C

Dreyfus Strategic Municipals, Inc.

November 22, 2010

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees the Fund’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management.

The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Fund including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the independent auditors the overall scope and plan for the audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Fund’s internal controls, and the overall quality of the Fund’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the Fund be included in the Annual Report to Shareholders for the year ended September 30, 2010.

Ehud Houminer, Audit Committee Chair	Richard C. Leone, Audit Committee Member
David W. Burke, Audit Committee Member	Hans C. Mautner, Audit Committee Member
Hodding Carter III, Audit Committee Member	Robin A. Melvin, Audit Committee Member
Joseph S. DiMartino, Audit Committee Member	Burton Wallack, Audit Committee Member
Joni Evans, Audit Committee Member	John E. Zuccotti, Audit Committee Member

C-1

EXHIBIT D

Dreyfus Strategic Municipal Bond Fund, Inc.

January 26, 2011

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees the Fund’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management.

The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Fund including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the independent auditors the overall scope and plan for the audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Fund’s internal controls, and the overall quality of the Fund’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the Fund be included in the Fund’s Annual Report to Shareholders for the year ended November 30, 2010.

Ehud Houminer, Audit Committee Chair	Richard C. Leone, Audit Committee Member
David W. Burke, Audit Committee Member	Hans C. Mautner, Audit Committee Member
Hodding Carter III, Audit Committee Member	Robin A. Melvin, Audit Committee Member
Joseph S. DiMartino, Audit Committee Member	Burton Wallack, Audit Committee Member
Joni Evans, Audit Committee Member	John E. Zuccotti, Audit Committee Member

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0852-0853PROXY-11